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                      DECLARATION MANAGEMENT & RESEARCH LLC

                                 CODE OF ETHICS

Declaration Management & Research LLC ("Declaration" or "the Company") is committed to the highest ethical and professional standards. This Code of Ethics applies to all DIRECTORS, "OFFICERS"(1) and "EMPLOYEES"(2) of Declaration, and governs the conduct of your personal investment transactions. .

     - DECLARATION, TOGETHER WITH ITS DIRECTORS, OFFICERS AND EMPLOYEES, HAS A FIDUCIARY DUTY TO ITS CLIENTS WHICH REQUIRES ALL OF US TO PLACE THE INTERESTS OF CLIENTS FIRST WHENEVER THE POSSIBILITY OF A CONFLICT OF INTEREST EXISTS.

     - EMPLOYEES ARE EXPECTED TO PLACE THE INTERESTS OF CLIENTS AHEAD OF THEIR PERSONAL INTERESTS AND TO TREAT ALL CLIENT ACCOUNTS IN A FAIR AND EQUITABLE MANNER.

     - ALL PERSONAL SECURITIES TRANSACTIONS MUST BE CONDUCTED CONSISTENT WITH THIS CODE OF ETHICS AND IN SUCH A MANNER AS TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR OTHER ABUSE OF YOUR POSITION OF TRUST AND RESPONSIBILITY.

     - YOU SHOULD NOT TAKE ADVANTAGE OF YOUR POSITION BY ATTEMPTING TO TRADE IN ADVANCE OF CLIENT ACCOUNTS ("FRONT-RUNNING"), ENGAGE IN MANIPULATIVE MARKET PRACTICES SUCH AS MANIPULATIVE MARKET TIMING, OR TAKE ADVANTAGE OF AN INVESTMENT OPPORTUNITY THAT PROPERLY BELONGS TO OUR CLIENTS OR SHOULD BE OFFERED TO OUR CLIENTS FIRST.

     - ALL PERSONAL SECURITIES TRANSACTIONS, HOLDINGS AND ACCOUNTS MUST BE REPORTED IN ACCORDANCE WITH THE PROVISIONS OF THIS CODE OF ETHICS.

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(1)  For purposes of this Code, the term "officer" or "officers" includes all senior officers of Declaration elected by the Board of Directors of Declaration, but excludes certain subordinate officers such as Assistant Treasurers and Assistant Secretaries who are not employees of Declaration, whether or not they are employed by an affiliate of Declaration, as long as they have no access to advance information about anticipated trading for client accounts and do not participate in investment decision-making for client accounts.

(2) For purposes of this Code, the term "employee" or "employees" includes all employees of Declaration, including directors who are employees and officers who are employees, and including employees who hold dual employment status with an affiliate. The terms "Non-Employee Director" and "Non-Employee Officer" refer to directors or officers who are not employees of Declaration, whether or not they are employed by an affiliate of Declaration, as long as they have no access to advance information about anticipated trading for client accounts and do not participate in investment decision-making for client accounts. For example, the Secretary and the Treasurer are currently Non-Employee Officers.

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     -    YOU MUST COMPLY WITH ALL APPLICABLE FEDERAL SECURITIES LAWS(3).

THE STANDARDS SET FORTH ABOVE GOVERN ALL CONDUCT, WHETHER OR NOT THE CONDUCT IS ALSO COVERED BY MORE SPECIFIC PROVISIONS OF THIS CODE OF ETHICS. EMPLOYEES ARE ENCOURAGED TO RAISE ANY QUESTIONS CONCERNING THE CODE OF ETHICS WITH CAROLE PARKER, CHIEF COMPLIANCE OFFICER, OR WILLIAM P. CALLAN, PRESIDENT. YOU SHOULD BE ALERT AT ALL TIMES TO HONORING THE SPIRIT AND INTENT AS WELL AS THE LETTER OF THE CODE. FAILURE TO COMPLY WITH THE CODE OF ETHICS MAY RESULT IN SERIOUS CONSEQUENCES, INCLUDING BUT NOT LIMITED TO DISCIPLINARY ACTION INCLUDING TERMINATION OF EMPLOYMENT.

CODE PROVISIONS

1. EMPLOYEES: BAN ON TRANSACTIONS IN CORPORATE FIXED INCOME SECURITIES, NON-GOVERNMENTAL ASSET-BACKED SECURITIES OR DERIVATIVES THEREOF.

No employee of Declaration or "family member"(4) of such an employee may trade in any corporate fixed income securities or non-governmental asset-backed securities, domestic or international, or any securities or derivatives that derive their value principally from any corporate fixed income securities or non-governmental asset-backed securities. Exemptions may be requested by contacting the Chief Compliance Officer, in writing. Exemptions may be granted for investments held at the time of employment, investments held at the time of an employee becoming subject to this restriction, investments in Declaration-managed funds where such investment appears to present no opportunity for abuse, or for other compelling reasons. The securities referenced in footnote 5 below are excluded from the bans contained in this section.

2. EMPLOYEES: PRE-CLEARANCE

Declaration requires that all permitted personal trades for employees and their "family members", as defined in this Code, be pre-cleared. This requirement for

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(3)  For purposes of this Code, the term "Federal securities laws" means the
     Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(4) For the purposes of this Code, the term "family member" means an employee's "significant other", spouse or other relative, whether related by blood, marriage or otherwise, who either (i) shares the same home, or (ii) is financially dependent upon the employee, or (iii) whose investments are controlled by the employee. The term also includes any unrelated individual for whom an employee controls investments and materially contributes to the individual's financial support.

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pre-clearance approval applies to all transactions in debt and equity securities
(5) and derivatives, including ETF's, futures and options, which are not otherwise banned pursuant to this Code, and includes all private placements (including 144A's), whether described in footnote 5 below or not, in order to avoid any perception of favored treatment from other industry personnel or companies. Transactions in publicly traded equity securities and in publicly registered, tax-exempt, domestic debt securities (municipal bonds) are excluded from this pre-clearance requirement. A request for pre-clearance should be submitted to the Chief Compliance Officer or, in her absence, the President, containing the following information:

     a)   The employee's name and name of individual trading, if different,

     b)   Name, type and description of security or derivative,

     c)   CUSIP number, if publicly traded,

     d)   Whether sale or purchase,

     e)   If sale, date of purchase,

     f) If a private placement (including 144A's), the seller and/or the broker and whether or not the seller and/or broker is one with whom the employee does business on a regular basis,

     g)   The date of the request,

or such other information as the Chief Compliance Officer may determine from time to time. PLEASE NOTE THAT APPROVAL IS EFFECTIVE ONLY FOR THE DATE GRANTED. Clearance of private placements or other transactions may be denied if the transaction would raise issues regarding the appearance of impropriety. A sample form for pre-clearance is attached.

IN ADDITION, PORTFOLIO MANAGERS, ANALYSTS AND OTHERS WITH ACCESS TO INFORMATION ABOUT ANTICIPATED TRADING IN CLIENT PORTFOLIOS ARE REMINDED OF THE IMPORTANCE OF NOT "FRONT-RUNNING" A CLIENT TRADE OR TRADING IN CLOSE PROXIMITY (BEFORE OR AFTER) TO A KNOWN OR EXPECTED TRADE IN A CLIENT ACCOUNT. SANCTIONS MAY BE IMPOSED FOR PERSONAL TRADING IN CONFLICT WITH CLIENT INTERESTS OR FOR THE MERE "APPEARANCE OF IMPROPRIETY" IN PERSONAL TRADING.

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(5)  Excludes (i) direct obligations of the Government of the United States;
     (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality (one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, or unrated but of comparable quality) short-term (maturity at issuance of less than 366 days) debt instruments, including repurchase agreements; (iii) shares issued by money-market funds; (iv) other shares issued by registered open-end investment companies (mutual funds) OTHER THAN SHARES OF MUTUAL FUNDS FOR WHICH DECLARATION OR AN AFFILIATE ACTS AS THE INVESTMENT ADVISER OR SUBADVISER OR PRINCIPAL UNDERWRITER, WHICH MUST BE PRE-CLEARED AND REPORTED; AND (V) SHARES ISSUED BY UNIT INVESTMENT TRUSTS THAT ARE INVESTED EXCLUSIVELY IN UNAFFILIATED MUTUAL FUNDS. .

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3. EMPLOYEES: NO SHORT SWING TRADING IN MUTUAL FUNDS MANAGED BY DECLARATION OR
AN AFFILIATE

IN ADDITION TO THE REQUIREMENT THAT TRADES IN MUTUAL FUNDS MANAGED BY DECLARATION OR AN AFFILIATE BE PRE-CLEARED AND REPORTED, NO EMPLOYEE MAY BUY AND SELL, OR SELL AND BUY, SHARES OF ANY SUCH FUND WITHIN A PERIOD OF LESS THAN 30 CALENDAR DAYS. THE CHIEF COMPLIANCE OFFICER MAY GRANT SPECIAL EXEMPTIONS TO THIS REQUIREMENT AND TO THE PRE-CLEARANCE REQUIREMENTS FROM TIME TO TIME FOR AUTOMATIC INVESTMENT PROGRAMS OR IN OTHER INSTANCES THAT APPEAR TO INVOLVE NO OPPORTUNITY FOR ABUSE.

PORTFOLIO MANAGERS ARE ALSO REMINDED THAT ANY PERSONAL TRADING IN MUTUAL FUNDS MANAGED BY DECLARATION OR AN AFFILIATE THAT APPEARS TO CONFLICT WITH THE INTERESTS OF OTHER INVESTORS IN THE FUNDS OR THAT CREATES THE APPEARANCE OF IMPROPRIETY SHOULD BE AVOIDED.

4. EMPLOYEES: NO PURCHASES OF INITIAL PUBLIC OFFERINGS (IPOS)

In addition to the bans contained in Section 1, no employee or "family member" may purchase any newly issued publicly-offered securities until the next business (trading) day after the offering date and after receipt of pre-clearance approval. No purchase should be at other than the market price prevailing on, or subsequent to, such business day. The Chief Compliance Officer may grant exemptions from this ban for compelling reasons if the proposed purchase appears to present no opportunity for abuse.

Employees who are registered representatives of a broker-dealer (such as Signator Investors) are subject to NASD rules and the broker-dealer's own policies and procedures regarding purchases of IPO's.

5. NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE OFFICERS: PRE CLEARANCE OF IPO'S AND PRIVATE PLACEMENTS

NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE OFFICERS MUST OBTAIN THE APPROVAL OF THE CHIEF COMPLIANCE OFFICER OR, IN HER ABSENCE, THE PRESIDENT BEFORE INVESTING IN AN IPO OR A PRIVATE PLACEMENT, EITHER DIRECTLY OR INDIRECTLY. NON-EMPLOYEE DIRECTORS AND NON-EMPLOYEE OFFICERS ARE NOT OTHERWISE SUBJECT TO THE BANS CONTAINED IN SECTIONS 1 AND 4, THE PRE-CLEARANCE REQUIREMENTS OF SECTION 2, OR THE SHORT-SWING TRADING RESTRICTION OF SECTION 3.

6. DIRECTORS, OFFICERS AND EMPLOYEES: INITIAL AND ANNUAL DISCLOSURES OF PERSONAL HOLDINGS

For purposes of Rule 17j-1 under the Investment Company Act of 1940, and Rule 204A-1 under the Investment Advisers Act of 1940, Declaration treats all

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directors, officers and employees of Declaration as though they were "access persons." Therefore, all directors, officers and employees of Declaration, within 10 days after becoming an "access person" and annually thereafter, must disclose all securities in which they have any direct or indirect beneficial ownership other than securities referenced in footnote 5 above, and the name of any broker, dealer or bank with whom the individual maintained an account in which any securities were held for the direct or indirect benefit of the individual. Any accounts over which the "access person" has no direct or indirect influence or control are exempted from this disclosure requirement. Both "initial" and "annual" reports furnished under this section must contain the information required by Rule 17j-1(d)(1) and Rule 204A-1.

7. DIRECTORS, OFFICERS AND EMPLOYEES: QUARTERLY REPORTS

Declaration requires all directors, "officers" and employees to file Individual Securities Transactions Reports ("Quarterlies") by the 30th day following the close of a quarter. These are required of directors, officers and certain employees by Rule 204A-1 and by Rule 17j-1(d)(1) and must contain all of the information required by those rules. All securities transactions in which the individual has any direct or indirect beneficial ownership must be disclosed except for (i) transactions affected in any account over which the individual has no direct or indirect influence or control; (ii) transactions effected pursuant to an "automatic investment plan"(6) which has been approved by the Chief Compliance Officer; and (iii) transactions in the securities referenced in footnote 5 above. In addition, all accounts in which any securities were held for the direct or indirect benefit of the employee must be disclosed. TRANSACTIONS IN SECURITIES INCLUDE, AMONG OTHER THINGS, THE WRITING OF AN OPTION TO PURCHASE OR SELL A SECURITY. THE FORMAT FOR THESE REPORTS HAS CHANGED AND EACH INDIVIDUAL SHOULD CAREFULLY REVIEW THE INFORMATION REQUESTED AND BE SURE THAT ALL REQUIRED INFORMATION HAS BEEN DISCLOSED.

8. INSIDE INFORMATION POLICY AND PROCEDURES

Please refer to a separate Declaration policy, the Declaration Inside Information Policy and Procedures, and a separate Manulife policy, the Manulife Financial Insider Trading and Reporting Policy and List of Designated Insiders. In addition to the reporting requirements under this Code of Ethics, employees are subject to certain reporting obligations under the Declaration Inside Information Policy and Procedures. These include reporting accounts over which the employee has investment discretion and a requirement that notice of each transaction in such an account be sent to the Chief Compliance Officer within 10 days of a transaction.

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(6)  For purposes of this Code, "automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. However, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be included in a quarterly transaction report. The Chief Compliance Officer must be advised of all automatic investment plans in order to facilitate the review of transactions and holdings reports.

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All employees are also subject to the Manulife Financial Insider Trading and
Reporting Policy and List of Designated Insiders.

The Standards of Practice Handbook (AIMR 1999), noted below, contains a useful discussion on the prohibition against the use of material, non-public information.

9. CONFLICT OF INTEREST AND BUSINESS PRACTICE POLICY

As required by its parent company, Declaration has adopted the Company Conflict and Business Practice Policy, which is distributed annually to each employee for review and certification of compliance. The provisions of the Company Conflict and Business Practice Policy, therefore, are not incorporated within this Code of Ethics.

10. DEALING WITH BROKERS AND VENDORS

Declaration employees should consult the Company Conflict and Business Practice Policy regarding business dealings with brokers and vendors. . Employees are reminded that any dealings with and/or potential expenditures involving public officials are further limited by Section X of the Company Conflict and Business Practice Policy.

11. SERVICE AS DIRECTOR

Employees should refer to the Company Conflict and Business Practice Policy regarding service on boards of publicly traded companies as well as service on certain privately held company, non-profit or association boards.

12. ANNUAL DISTRIBUTION; ANNUAL REPORT TO THE BOARD

THIS CODE OF ETHICS WILL BE DISTRIBUTED TO ALL DIRECTORS, OFFICERS AND EMPLOYEES PROMPTLY AFTER THE COMMENCEMENT OF THEIR AFFILIATION WITH THE COMPANY, AND IN ADDITION WHENEVER SUBSTANTIVE AMENDMENTS ARE MADE, AND ALL DIRECTORS, OFFICERS AND EMPLOYEES WILL BE REQUIRED TO ACKNOWLEDGE IN WRITING THEIR RECEIPT OF THE CODE AND ANY SUCH AMENDMENTS.

Declaration will be required to report annually to its Board of Directors that all employees have received a copy of this Code of Ethics and have certified their compliance.

Declaration will summarize for the Board existing procedures and any changes made during the past year or recommended to be made, and will identify to the Board, and may identify to the Board of Directors of any registered investment company advised by Declaration, any violations requiring significant remedial action during the past year.

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13. ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH ("AIMR") STANDARDS OF
PRACTICE HANDBOOK (9TH ED. 1999)

At Declaration, some employees have earned and others are candidates for the Chartered Financial Analyst designation ("CFA(R)") and are subject to the Code of Ethics and Standards of Professional Conduct contained in the AIMR Standards of Practice Handbook. Employees are reminded that the Handbook is an excellent resource for information on professional conduct. Copies are available from the Chief Compliance Officer.

14. CODE OF ETHICS ENFORCEMENT

Employees are required annually to certify their compliance with this Code of Ethics. The Chief Compliance Officer may grant exemptions/exceptions to the requirements of the Code on a case-by-case basis if the proposed conduct appears to involve no opportunity for abuse. All exceptions/exemptions shall be in writing and copies shall be maintained with a copy of the Code. A record shall be maintained of any decision to grant pre-clearance to a private placement transaction, or to grant an exemption to the ban on purchases of IPO's, together with the reasons supporting the decision. Similarly, a record shall be kept of any approval of a purchase of an IPO or a private placement by a Non-Employee Director or a Non-Employee Officer, together with the reasons supporting the decision.

IF ANY DIRECTOR, OFFICER OR EMPLOYEE BECOMES AWARE OF A VIOLATION OF THE CODE, WHETHER BY THEMSELVES OR BY ANOTHER PERSON, THE VIOLATION MUST BE REPORTED TO THE CHIEF COMPLIANCE OFFICER PROMPTLY. YOU MAY REPORT VIOLATIONS OR SUSPECTED VIOLATIONS WITHOUT FEAR OF RETALIATION. DECLARATION DOES NOT PERMIT RETALIATION OF ANY KIND AGAINST DIRECTORS, OFFICERS OR EMPLOYEES FOR GOOD FAITH REPORTS OF POTENTIALLY ILLEGAL OR UNETHICAL BEHAVIOR.

A record shall be maintained of all violations or suspected violations reported to the Chief Compliance Officer, and any other violations of which the Chief Compliance Officer becomes aware, and of the results of the investigation and/or resolution of such violations. Such record may but need not include the name of the person reporting the violation.

The Chief Compliance Officer will review all reports submitted under this Code and will conduct post-trade monitoring and other audit procedures reasonably designed to assure compliance with the Code of Ethics. Employees are advised that the Code's procedures will be monitored and enforced, with potential sanctions for violations including a written warning, disgorgement of profits, fines, suspension, termination and, where required, reports to the AIMR or the appropriate regulatory authority. Copies of all reports filed, records of violations and copies of letters or other records of sanctions imposed will be maintained in a compliance file.

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The Chief Compliance Officer will have primary responsibility for enforcing the
Code of Ethics. However, significant violations of the Code may be referred by the Chief Compliance Officer to the Declaration Board of Directors for review and/or appropriate action.

Amended and restated as of October 1, 2003.
Amended and restated as of September15, 2004
Amended and restated as of January 27, 2005